Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 10, 2022, with respect to the consolidated financial statements of Organovo Holdings, Inc. as of March 31, 2022 and 2021 and for each of the two years in the period ended March 31, 2022, included in its Annual Report on Form 10-K for the year ended March 31, 2022.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
October 25, 2022